EXHIBIT 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Mengyi "Jason" Ye

John O’Leary***

Christopher S. Myles

Christopher S. Kwelty

December 29, 2015

DS Healthcare Group, Inc. 1601 Green Road Pompano Beach, FL 33064	+Certified Matrimonial Attorney ++Certified Civil and Criminal Trial Attorney *NJ & PA Bars **NJ & NY Bars ***NJ, NY & PA Bars #NY Bar †U.S. Patent & Trademark Office

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to DS Healthcare Group, Inc., a Florida corporation (the “Company”), in connection with i) a Registration Statement (referred to as the “Registration Statement”) on Form S-3 filed by the Company on April 17, 2014 under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”) and amended on July 3, 0214 and July 25, 2014, and the final prospectus declared effective on August 4, 2014, ii) a prospectus supplement dated December 21, 2015 to the prospectus which was a part of the Registration Statement, and iii) the issuance by the Company of 2,000,000 shares of its common stock, par value $0.001 per share, which shares were registered under the Registration Statement (the “Registered Shares”), and iv) the sale of the Registered Shares pursuant to the Securities Purchase Agreement, dated December 17, 2015 by and between the Company and the purchasers identified therein. We offer you our opinion in connection with these transactions.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

For purposes of this opinion, we have examined the documents identified on Exhibit A attached hereto and incorporated herein and such other corporate documents, records and proceedings, minutes, consents, actions and resolutions as we determined to be appropriate. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Registered Shares have been duly authorized and are validly issued, fully paid and nonassessable.

No opinion is expressed herein as to any laws other than the laws of the State of Florida and the federal laws of the United States. This opinion opines upon Florida law, including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

December 29, 2015 Page 2

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

By:	/s/ Eric Stein
Eric Stein
For the Firm

December 29, 2015 Page 3

EXHIBIT A

Documents Reviewed and Relied Upon

In rendering the foregoing opinion, we have reviewed and relied upon the following documents of the Company:

1.

Certification from Company Officer, dated December 22, 2015

2.

Articles of Incorporation, dated January 26, 2007

3.

Amended and Restated Articles of Incorporation, dated April 16, 2009

4.

Amendment to Articles of Incorporation, dated January 14, 2009

5.

Amendment to Articles of Incorporation, dated September 15, 2009

6.

Amendment to Articles of Incorporation, dated November 7, 2012

7.

Company Bylaws

8.

Prospectus Supplement filed with the SEC on December 21, 2015

9.

Prospectus filed with the SEC on April 17, 2014, as amended on July 3, 2014 and July 25, 2014 and declared effective on August 4, 2014

10.

Securities Purchase Agreement, dated December 17, 2015

11.

Common Stock Purchase Warrant, dated December 17, 2015

12.

Unanimous Written Consent of the Company’s Board of Directors, dated December 22, 2015

13.

Certificate of Good Standing for the Company issued by the Secretary of State of the State of Florida dated December 21, 2015

14.

Certificate of Good Standings for the following subsidiaries of the Company issued by the Secretary of the State of Florida dated December 22, 2015: The Polaris Labs Inc., Sigma Development & Holding Co., Inc., Polymer Audio Research, Inc. and Velocity Storage Packaging LLC

15.

Public Filings with the SEC